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Exhibit 99.3

GLP Capital, L.P.
GLP Financing II, Inc.

Offers to Exchange

$550,000,000 aggregate principal amount of 4.375% Senior Notes due 2018
(CUSIPs 361841 AA7 and U34073 AA1)
for $550,000,000 aggregate principal amount of 4.375% Senior Notes due 2018
(CUSIP 361841 AB5)
which have been registered under the Securities Act of 1933, as amended.

$1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2020
(CUSIPs 361841 AC3 and U34073 AB9)
for $1,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2020
(CUSIP 361841 AD1)
which have been registered under the Securities Act of 1933, as amended.

$500,000,000 aggregate principal amount of 5.375% Senior Notes due 2023
(CUSIPs 361841 AE9 and U34073 AC7)
for $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2023
(CUSIP 361841 AF6)
which have been registered under the Securities Act of 1933, as amended.

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                        , 2014, UNLESS THE ISSUERS EXTEND OR EARLIER TERMINATE AN EXCHANGE OFFER. IF THE ISSUERS EXTEND AN EXCHANGE OFFER, THE TERM "EXPIRATION DATE" MEANS THE LATEST TIME AND DATE TO WHICH SUCH EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

              Enclosed for your consideration is a Prospectus, dated                        , 2014 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offers (the "Exchange Offers" and each, an "Exchange Offer")) of GLP Capital, L.P. and GLP Financing II, Inc. (the "Issuers") to exchange an aggregate principal amount of up to $550,000,000 of the Issuers' 4.375% Senior Notes due 2018 issued on October 30, 2013, $1,000,000,000 of the Issuers' 4.875% Senior Notes due 2020 issued on October 31, 2013, and $500,000,000 of the Issuers' 5.375% Senior Notes due 2023 issued on October 30, 2013 (the "Old Notes") for the Issuers' 4.375% Senior Notes due 2018, the Issuers' 4.875% Senior Notes due 2020, and the Issuers' 5.375% Senior Notes due 2023, respectively, that have been registered under the Securities Act of 1933, as amended (the "New Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements, dated as of October 30, 2013, relating to the Issuers' 4.375% Senior Notes due 2018 and the Issuers' 5.375% Senior Notes due 2023, and the Registration Rights Agreement, dated as of October 31, 2013, relating to the Issuers' 4.875% Senior Notes due 2020, by and between the Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers referred to therein.

              This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

              Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

              Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2014, unless extended or earlier terminated by the Issuers. If the Issuers extend an Exchange Offer, the term

"Expiration Date" means the latest time and date to which such Exchange Offer is extended. Any Old Notes tendered pursuant to an Exchange Offer may be withdrawn at any time prior to the Expiration Date.

              Your attention is directed to the following:

              1.     Each Exchange Offer is for any and all outstanding Old Notes of the applicable series.

              2.     Each Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offers—Conditions to the Exchange Offers."

              3.     Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

              4.     Each Exchange Offer expires at 5:00 p.m., New York City time, on                        , 2014, unless extended or earlier terminated by the Issuers.

              If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS

              The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by the Issuers with respect to the Old Notes.

              This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

              The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Issuers for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

              By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

              Please tender the Old Notes held by you for my account as indicated below:

4.375% SENIOR NOTES DUE 2018

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

4.875% SENIOR NOTES DUE 2020

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

5.375% SENIOR NOTES DUE 2023

Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered ("Yes" or "No")***

*	Need not be completed if Old Notes are being tendered by book-entry transfer.
**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.
***	Unless otherwise indicated, "yes" will be assumed.

    ☐
    Please do not tender any Old Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:	, 2014

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person's authority to so act. See Instruction 3 to the Letter of Transmittal.)

              None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS